                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                              NEUROGEN CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                               22-2845714
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                          35 Northeast Industrial Road
                           Branford, Connecticut 06405
              (Address of principal executive offices and zip code)

                  Neurogen Special Committee Stock Option Plan
                                 (24,000 shares)
                            (Full title of the plan)
                              ---------------------

                                William H. Koster
                             Chief Executive Officer
                              Neurogen Corporation
                          35 Northeast Industrial Road
                           Branford, Connecticut 06405
                                 (203) 488-8201

                      (Name, address and telephone number,
                   including area code, of agent for service)
                             ----------------------

                                   Copies to:

                           Donald B. Brant, Jr., Esq.
                       Milbank, Tweed, Hadley & McCloy LLP
                             1 Chase Manhattan Plaza
                            New York, New York 10005

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================

                                                     Proposed maximum        Proposed maximum
 Title of securities to        Amount to be         offering price per      aggregate offering          Amount of
     be registered              registered                share*                  price*             registration fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.025 per share                   24,000                 $17.945                $430,680                 $107.67

=====================================================================================================================

     *Estimated  solely for the purpose of calculating the  registration  fee in accordance  with Rule  457(h)  based  upon the  average of the high and low sale price of the Common  Stock on  November  13th,  2001 as  reported  on the Nasdaq
National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Neurogen  Corporation (the "Company") with
the  Securities  and  Exchange   Commission   (the   "Commission")   are  hereby
incorporated by reference into this Registration Statement:

     (a)  the  Company's  Annual  Report on Form 10-K and  10-K/A for the fiscal year ended December 31, 2000;

     (b)  the Company's  Quarterly  Reports on Form 10-Q for the quarters  ended
          March 31, 2001, June 30, 2001 and September 30, 2001; and

     (c)  the Company's Current Report on Form 8-K dated September 19, 2001.

     The  description  of the Company's  Common  Stock,  which is contained in a registration  statement  filed under the  Securities  Exchange  Act of 1934,  as amended (the  "Exchange  Act"),  including any amendment or report filed for the purpose of updating such description,  is hereby  incorporated by reference into this Registration Statement.

     All documents subsequently filed by the Company pursuant to Sections 13(a),
13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a  post-effective amendment  which  indicates that all securities  offered have been sold or which deregisters  all  securities  then  remaining  unsold,  shall  be  deemed  to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation.  Article NINTH of the Certificate of
Incorporation of the Company provides that the Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware
(the  "Delaware  Law"),  indemnify  its  directors  and  officers.  Section  145 generally permits the Company to indemnify directors and officers:

     (a)  against  expenses,  including  attorney  fees,  judgments,  fines  and amounts  paid in  settlements  reasonably  incurred  by a director  or officer in connection with a claim brought by a third party; and

     (b)  against expenses,  including attorney fees (but, not judgments, etc.), reasonably incurred by a director or officer in a claim brought by the
          Company,  including stockholder derivative suits, unless such director or  officer is found by a court to be liable to the  Company  and such court does not  determine  that the  director or officer is fairly and reasonably entitled to indemnity.

     The  indemnification  noted above may be provided only if the disinterested directors  not a party to any such  action,  independent  legal  counsel  or the
Company's  stockholders  determine that the directors  and/or  officers  seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company.

     The Company's  Certificate of Incorporation,  pursuant to Section 102(b)(7)
of the Delaware Law, contains provisions eliminating,  in certain circumstances, the  personal  liability  of a director to the Company or its  stockholders  for money damages for breach of fiduciary  duty as a director.  While this provision provides relatively broad protection,  it also allows significant  exceptions to such protection.  Pursuant to this provision and the Delaware Law, each director will  continue to be subject to liability for breach of the  director's  duty of loyalty to the  Company,  for acts or  omissions  not in good faith or involving intentional  misconduct,  for knowing violations of the law, for actions leading to improper  personal  benefits to the director,  for claims for  nonmonetary or equitable  relief,  to any person or entity  other than the  corporation  or its stockholders,  for defense costs,  for claims against a director in his capacity as an officer of the corporation and for willful or negligent  violations of the
Delaware Law  provisions  dealing with payment of dividends or approval of stock repurchases  or  redemptions.  Also,  the provision does not affect a director's responsibilities  under any other law,  such as the federal  securities  laws or state or federal  environmental  laws. As permitted under the Delaware Law, this provision limits the personal liability of directors only, not officers.

     At  present,  there is no pending  litigation  or  proceeding  involving  a director or officer of the Company as to which  indemnification  is being sought nor is the Company aware of any threatened  litigation that may result in claims for indemnification by any officer, director or employee of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.                                          DESCRIPTION

     4.1  Form of Neurogen Special Committee Stock Option Plan.

     5.1  Opinion of Milbank, Tweed, Hadley & McCloy LLP.

     23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants.

     23.2 Consent of Milbank,  Tweed,  Hadley & McCloy LLP  (included in Exhibit
          5.1).

     24.1 Powers of Attorney of Frank C.  Carlucci,  William H. Koster,  John F.
          Tallman,  Robert H. Roth, Jeffrey J. Collinson,  John Simon, Robert N.
          Butler, Suzanne Woolsey, Barry M. Bloom, Mark Novitch, Julian C. Baker
          and Felix J. Baker.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

               (1)  To file,  during  any  period  in which  offers or sales are being made, a post-effective  amendment to this registration statement;

                    (i)  To include any prospectus  required by Section 10(a)(3)
                         of the Securities Act of 1933 (the "1933 Act");

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising  after the effective  date of the  registration
                         statement (or the most recent post-effective  amendment
                         thereof)  which,  individually  or  in  the  aggregate,
                         represent a fundamental  change in the  information set
                         forth in the  registration  statement.  Notwithstanding
                         the  foregoing,  any  increase or decrease in volume of
                         securities  offered  (if  the  total  dollar  value  of
                         securities  offered  would not  exceed  that  which was
                         registered)  and any deviation from the low or high end
                         of  the  estimated   maximum   offering  range  may  be
                         reflected  in the  form of  prospectus  filed  with the
                         Commission   pursuant   to  Rule   424(b)  if,  in  the
                         aggregate, the changes in volume and price represent no
                         more than 20 percent  change in the  maximum  aggregate
                         offering  price  set  forth  in  the   "Calculation  of
                         Registration  Fee" table in the effective  registration
                         statement; and

                    (iii)To include any  material  information  with  respect to the plan of  distribution  not previously  disclosed in
                         the  registration  statement or any material  change to
                         such   information  in  the   registration   statement;
                         PROVIDED,   HOWEVER,   that  the  foregoing  paragraphs
                         (a)(1)(i)   and   (a)(1)(ii)   do  not   apply  if  the
                         registration  statement is on Form S-3 or Form S-8, and
                         the   information   required   to  be   included  in  a
                         post-effective   amendment  by  those   paragraphs   is
                         contained in periodic  reports filed by the  registrant
                         pursuant  to  Section  13 or  15(d)  of the  Securities
                         Exchange   Act  of  1934  (the  "1934  Act")  that  are
                         incorporated   by   reference   in   the   registration
                         statement.

               (2)  That, for the purpose of determining any liability under the
                    1933 Act, each such post-effective amendment shall be deemed
                    to  be  a  new  registration   statement   relating  to  the
                    securities  offered  therein,   and  the  offering  of  such
                    securities  at that time  shall be deemed to be the  initial bona fide offering thereof.

               (3)  To remove  from  registration  by means of a  post-effective amendment  any  of the  securities  being  registered  which remain unsold at the termination of the offering.

          (b)  The undersigned  registrant  hereby undertakes that, for purposes of determining  any liability  under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d)
               of the  1934  Act  (and,  where  applicable,  each  filing  of an employee  benefit plan's annual report  pursuant to Section 15(d)
               of the  1934  Act)  that  is  incorporated  by  reference  in the registration  statement shall be deemed to be a new  registration statement  relating to the securities  offered  therein,  and the offering  of such  securities  at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  Insofar as indemnification for liabilities arising under the 1933
               Act may be  permitted  to  directors,  officers  and  controlling persons of the registrant  pursuant to the foregoing  provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against  public  policy  as  expressed  in the  1933  Act and is,
               therefore,   unenforceable.   In  the  event  that  a  claim  for
               indemnification  against such liabilities (other than the payment by the  registrant  of  expenses  incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action,  suit or  proceeding)  is asserted by such director,  officer or controlling  person in connection  with the securities being  registered,  the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit  to a court of  appropriate  jurisdiction  the question  whether such  indemnification  by it is against  public policy as  expressed  in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the  requirements of the Securities Act of 1933, the registrant certifies  that it has  reasonable  grounds to believe  that it meets all of the requirements  for  filing on  Form S-8  and has duly  caused  this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the City of Branford, State of Connecticut,  on this 16th day of
November 2001.

                                             NEUROGEN CORPORATION

                                             By: /S/ WILLIAM H. KOSTER
                                             -----------------------------------
                                                 William H. Koster
                                                 Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.

       SIGNATURE                                     TITLE                                        DATE
       ---------                                     -----                                        ----

             *                         Chairman of the Board and Director                    November 16, 2001
---------------------------
Frank C. Carlucci

             *                         Chief Executive Officer and Director                  November 16, 2001
---------------------------
William H. Koster

 /S/ STEPHEN R. DAVIS                  Executive Vice President and Chief Business Officer;  November 16, 2001
---------------------------            Director
Stephen R. Davis

             *                         Director                                              November 16, 2001
---------------------------
John F. Tallman

            *                          Director                                              November 16, 2001
---------------------------
Robert H. Roth

            *                          Director                                              November 16, 2001
---------------------------
Jeffrey J. Collinson

             *                         Director                                              November 16, 2001
---------------------------
John Simon

             *                         Director                                              November 16, 2001
---------------------------
Robert N. Butler

            *                          Director                                              November 16, 2001
---------------------------
Suzanne Woolsey, Ph.D

             *                         Director                                              November 16, 2001
---------------------------
Barry M. Bloom, Ph.D

             *                         Director                                              November 16, 2001
---------------------------
Mark Novitch, M.D.

             *                         Director                                              November 16, 2001
---------------------------
Julian C. Baker

             *                         Director                                              November 16, 2001
---------------------------
Felix J. Baker, Ph.D

*By:  /S/ STEPHEN R. DAVIS
      -------------------------------------
      Stephen R. Davis, Attorney-in-Fact

                                                                     Exhibit 4.1

                  NEUROGEN SPECIAL COMMITTEE STOCK OPTION PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

                                    * * * * *

Optionee:

Grant Date:                 September 25, 2000

Per Share Exercise Price:              $33,375

Number of Option Shares subject to this Option:

                                    * * * * *

     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this  "Agreement"),  dated as of the  Grant  Date  specified  above,  is  entered  into by and  between  Neurogen
Corporation,  a Delaware corporation (the "Company"), and the Optionee specified above; and

     WHEREAS,  it has been  determined that it would be in the best interests of the Company to grant the  non-qualified  stock option provided for herein to the
Optionee;

     NOW,  THEREFORE,  in  consideration  of the mutual  covenants  and premises hereinafter set forth and for other good and valuable consideration, the parties hereto hereby mutually covenant and agree as follows:

     1.   Grant of Option. The Company hereby grants to the Optionee,  as of the
          Grant  Date  specified  above,  a  non-qualified  stock  option  (this
          "Option") to acquire from the Company at the Per Share  Exercise Price specified  above the  aggregate  number of shares of the Common  Stock specified  above  (the  "Option  Shares").  This  Option  is not to be treated as (and is not  intended  to qualify  as) an  incentive  stock option within the meaning of Section 422 of the Code.

     2.   Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          2.1  "Board"  means  the  Board  of  Directors  of  the  Company,   as
               constituted from time to time.

          2.2  "Change of Control" means

               (i)  any  individual,  entity or group  (within  the  meaning  of
                    Section  13(d)(3) or 14(d)(2) of the Exchange Act) acquires, as a result of any  purchase  or  exchange,  or any  merger, consolidation  or other  reorganization,  a majority  of the outstanding voting securities or assets of the Company or

               (ii) the Board or the Company's shareholders,  either or both, as may be required to  authorize  the same,  shall  approve any liquidation  or dissolution of the Company or sale of all or substantially all of the assets of the Company.

          2.3  "Code" means the Internal  Revenue Code of 1986, as in effect and as amended from time to time, or any successor  statute  thereto,
               together  with  any  rules,   regulations   and   interpretations
               promulgated thereunder or with respect thereto.

          2.4  "Common Stock" means the Common Stock, par value $.025 per share, of the  Company  or any  security  of the  Company  issued by the
               Company in substitution or exchange  therefor.  In the event of a change in the Common  Stock of the  Company  that is limited to a change in the  designation  thereof to  "Capital  Stock" or other similar designation,  or to a change in the par value thereof, or from par value to no par value,  without  increase or decrease in the number of issued shares,  the shares  resulting from any such change  shall be deemed to be the Common  Stock for  purposes  of this  Option.  Common Stock which may be issued under this Option may be either  authorized  and unissued  shares or issued  shares which have been  reacquired by the Company (in the open market or in private transactions).

          2.5  " Exchange Act" means the Securities  Exchange Act of 1934, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

          2.6  "Fair  Market  Value"  means on, or with  respect  to,  any given date(s),  the closing price for the Common Stock,  as reported on the NASDAQ  National  Market  System for such  date(s) or, if the
               Common  Stock  was  not  traded  on  such  date(s),  on the  next preceding day or days on which the Common Stock was traded. If at any time the Common  Stock is not  traded on the NASDAQ  National
               Market  System,  the Fair  Market  Value of a share of the Common
               Stock shall be determined in good faith by the Board.

          2.7  " SEC"  means the  Securities  and  Exchange  Commission,  or any successor governmental agency.

          2.8  "SEC Rule 16b-3"  means Rule  16b-3,  as  promulgated  by the SEC under Section 16(b) of the Exchange Act, or any successor rule or regulation  thereto, as such Rule is amended or applied from time to time.

          2.9  "Subsidiary(ies)"  means any corporation (other than the Company)
               in an unbroken  chain of  corporations,  including  and beginning with the Company,  if each of such  corporations,  other than the last  corporation  in  the  unbroken  chain,  owns,  directly  or indirectly,  more than fifty percent (50%) of the voting stock in one of the other corporations in such chain.

          2.10 "Termination" means a termination of the Optionee's membership on the Board.

     3.   Exercise and Construction of this Option.

          3.1  One-twelfth (1/12) of this Option shall become exercisable on the last day of each  month,  beginning  the last day of the month in which the Grant Date occurred.

          3.2  Unless  earlier  terminated  in  accordance  with the  terms  and provisions of this Agreement,  this Option shall expire and shall no longer be  exercisable  after the expiration of ten years from the Grant Date (the "Option Period").

          3.3  The Board  shall have the power to  interpret  and  construe  the terms and  provisions  of, and to determine  questions that arise under,  this Option  and/or this  Agreement.  Any  determination,
               decision  or  action  of  the  Board  in   connection   with  the
               construction,  interpretation  or  implementation  of this Option and/or this Agreement shall be final, binding and conclusive upon the Optionee and upon any person(s) or entity(ies) claiming under or through the Optionee.

     4.   Method of Exercise and Form of Payment.

          4.1  Upon becoming  exercisable  in accordance  with Section 3 of this
               Agreement,  this Option may be  exercised  in whole or in part at any time and from time to time during the Option Period by giving written notice of exercise to the Secretary of the Company or the
               Secretary's  designee,  specifying the number of Option Shares in respect of which the Option is being exercised. Such notice shall be  accompanied  by  payment  in  full  of the  aggregate  option exercise  price for the Option  Shares to be  acquired.  The date both such notice and  payment  are  received by the office of the
               Secretary  of the  Company  shall be the date of  exercise of the
               Option  as to such  number  of Option  Shares.  No Option  may be exercised at any time in respect of a fractional share.

          4.2  Payment of the aggregate  option exercise price may be in cash or by certified,  cashier's or personal  check.  Payment may also be made in whole or in part by the transfer to the Company of shares of Common  Stock  already  owned by the Optionee for at least six months and having a Fair  Market  Value equal to all or a portion of the option exercise price at the end of such exercise.

          4.3  The right of the  Optionee  (or any person or entity  receiving a transfer of this Option  directly  from the Optionee as permitted in Section 11 of this  Agreement)  to exercise this Option shall, during the lifetime the Optionee (or  transferee)  be exercisable only by the Optionee (or  transferee) and shall not be assignable by the Optionee (or transferee) other than by will or the laws of descent and  distribution or by the Optionee  pursuant to Section
               11.

          4.4  The Company  shall not be required  to issue any  certificate  or certificates  for Option  Shares upon the exercise of this Option or to record as a holder of record of Option  Shares  the name of the individual  exercising this Option,  without obtaining to the complete satisfaction of the Board the approval of all regulatory bodies,  if  any,  deemed  necessary  by the  Board  and  without complying,  to the Board's complete satisfaction,  with all rules and  regulations  under  federal,  state,  or  local  law  deemed applicable by the Board.

          5.   Taxes.  All taxes,  if any,  payable in respect of this Option or
               the   shares   subject   to  this   Option   shall  be  the  sole
               responsibility of and shall be paid by the Optionee.

          6.   Changes in Capitalization and Other Matters.

               6.1  No  Corporate  Action  Restriction.  The  existence  of this
                    Agreement shall not limit, affect or restrict in any way the right  or  power of the  Board  or the  shareholders  of the
                    Company to make or authorize

                    (a)  any  adjustment,  recapitalization,  reorganization  or other  change  in the  Company's  or  any  Subsidiary's
                         capital structure or its business,

                    (b)  any merger, consolidation or change in the ownership of the Company or any Subsidiary,

                    (c)  any  issue  of  secured  or   unsecured   indebtedness,
                         capital,  preferred or prior preference stocks ahead of
                         or affecting the Company's or any Subsidiary's  capital
                         stock or the rights thereof,

                    (d)  any  dissolution  or  liquidation of the Company or any
                         Subsidiary,

                    (e)  any  sale  or  transfer  of  all  or  any  part  of the
                         Company's or any Subsidiary's assets or business, or

                    (f)  any other corporate act or proceeding by the Company or any Subsidiary.

     The  Optionee,  any  beneficiary(ies)  of the  Optionee or any other person shall  not have any claim  against  any  member  of the  Board or any  committee thereof,  the Company or any Subsidiary or any employees,  officers or agents of the Company or any Subsidiary, as a result of any such action.

               6.2  Recapitalization  Adjustments. In the event of any change in
                    capitalization   affecting  the  Common  Stock,   including,
                    without limitation,  a stock dividend or other distribution,
                    stock  split,   reverse   stock   split,   recapitalization,
                    consolidation,   merger,  subdivision,  split-up,  spin-off,
                    split-off,  combination  or exchange of shares or other form of reorganization or  recapitalization,  or any other change
                    affecting   the  Common   Stock  (any  of  these   being  an
                    "Adjustment  Event"),  the Board may make such adjustment as it deems  appropriate  to reflect  such  change,  including, without  limitation,  the number and class of Option  Shares
                    (or number and kind of other securities or property) subject to this  Option  and the per  share (or  other  security  or property)  exercise  price  specified  for this  Option.  In addition,  upon an  Adjustment  Event,  the Board may cancel this Option in exchange  for a payment  equal to the product of

                    (a)  the excess of

                    (i)  the  Fair  Market  Value  of a share at the time of the
                         Adjustment Event, over

                    (ii) the per share exercise price of this Option, and

                    (b)  the number of Option Shares subject to this Option.

          7.   No Right to Continue as Director.  Neither the  execution of this
               Agreement nor any other action taken  pursuant to this  Agreement
               shall   constitute   or  be   evidence   of  any   agreement   or
               understanding,  express or implied, that the Optionee has a right to  continue  as a director of the Company for any period of time or at any particular rate of remuneration.

          8.   Listing, Registration and Other Legal Compliance. No Common Stock
               shall be issued under this Option  unless  legal  counsel for the
               Company  shall  be  satisfied  that  such  issuance  will  be  in compliance with all applicable  federal and state securities laws and regulations and any other applicable laws or regulations. The
               Company  may  require,  as a  condition  of any  payment or share issuance, that certain agreements, undertakings, representations,
               certificates  and/or   information,   as  the  Company  may  deem
               necessary or advisable,  in its sole  discretion,  be executed or provided  to the  Company  to  assure  compliance  with  all such applicable laws or regulations. Certificates for any Common Stock
               delivered   under   this   Agreement   may  be  subject  to  such
               stock-transfer  orders and such other restrictions as the Company
               may  deem  advisable  under  the  rules,   regulations  or  other
               requirements  of the SEC,  any  stock  exchange  upon or  trading system in which the Common Stock is then listed or traded and any applicable  federal or state securities law. In addition,  if, at any time specified herein for

               (a)  the issuance or other distribution of any Common Stock or

               (b)  the payment of amounts to the Optionee,

               any  law,   rule,   regulation  or  other   requirement   of  any
               governmental   authority  or  agency  shall  require  either  the
               Company,   any   Subsidiary  or  the  Optionee  (or  any  estate,
               designated beneficiary or other legal representative  thereof, as the  case  may be and as  determined  by the  Board)  to take any action  in  connection  with  any  such  determination,  any such payment or the making of any such determination,  as the case may be, shall be deferred until such required  action is taken.  This
               Agreement and all transactions  under this Agreement are intended to comply with all  applicable  conditions of SEC Rule 16b-3.  To the extent any  provision  of this  Agreement  fails to so comply with such rule,  it shall be deemed null and void,  to the extent permitted by law and deemed advisable by the Company.

           9.  Designation  of   Beneficiary.   The  Optionee  may  designate  a
               beneficiary  or  beneficiaries  to  exercise  this  Option  or to receive any payment  which under the terms of this  Agreement may become  exercisable or payable on or after the Optionee's  death.
               At any time, and from time to time, any such  designation  may be changed or cancelled  by the Optionee  without the consent of any such beneficiary.  Any such  designation,  change or cancellation must be on a form  provided  for that  purpose by the Company and shall not be  effective  until  received  by the  Company.  If no beneficiary has been designated by the Optionee as of the date of his death, or if the designated  beneficiaries  have  predeceased the Optionee,  the beneficiary shall be the Optionee's estate. If the Optionee  designates more than one beneficiary,  any payments under this Agreement to such beneficiaries shall be made in equal shares unless the Optionee has expressly designated otherwise, in which case the payments shall be made in the shares designated by the Optionee.

          10.  Non-transferability of This Option.

               10.1 Except as otherwise  provided in Section 11.2,  this Option, and any rights or interests herein or therein,  shall not be assigned, transferred, sold, exchanged,  encumbered, pledged or otherwise  hypothecated or disposed of by the Optionee or any beneficiary(ies) of the Optionee, except by testamentary disposition  by  the  Optionee  or  the  laws  of  intestate succession.  No such interest shall be subject to execution, attachment  or similar  legal  process,  including,  without limitation, seizure for the payment of the Optionee's debts, judgments,  alimony or separate maintenance.  Any attempt to
                    sell,  exchange,   transfer,  assign,  pledge,  encumber  or
                    otherwise  dispose of or hypothecate in any way such Option, rights or interests or the levy of any execution, attachment or similar legal process  thereon,  contrary to the terms of this  Agreement  shall be null and  void and  without  legal force or effect.

               10.2 During the Optionee's  lifetime,  the Optionee may, with the consent of the Board,  transfer without consideration all or any portion of this Option to one or more  members of his or her  Immediate  Family,  to  a  trust  established  for  the exclusive  benefit  of one  or  more  members  of his or her
                    Immediate Family, to a partnership in which all the partners are members of his or her Immediate  Family, or to a limited liability  company in which all the  members  are members of his or her Immediate Family. For purposes of this Agreement,
                    "Immediate   Family"   means   the   Optionee's    children,
                    stepchildren,     grandchildren,    parents,    stepparents,
                    grandparents,  spouse, siblings (including half-brothers and half-sisters),  in-laws, and all such relationships  arising because of legal adoption;  provided, however, that any such
                    Immediate  Family,  and  any  such  trust,  partnership  and limited  liability  company,  shall agree to be and shall be bound by the terms and provisions of this Agreement.

          11.  Limitation  of Rights.  Neither the  Optionee  nor an  Optionee's
               successor or  successors  in interest  shall have any rights as a shareholder  of the  Company  with  respect to any Option  Shares subject  to this  Option  until the date of  issuance  of a stock certificate in respect of such Option Shares.

          12.  Entire Agreement;  Amendment.  This Agreement contains the entire agreement  between the parties hereto with respect to the subject matter contained  herein,  and supersedes all prior agreements or prior  understandings,  whether  written  or  oral,  between  the parties relating to such subject matter. The Board shall have the right, in its sole discretion,  to modify or amend this Agreement from time to time; provided,  however,  that no such modification or amendment shall materially  adversely affect the rights of the
               Optionee  under  this  Agreement   without  the  consent  of  the
               Optionee.  This  Agreement  may also be  modified or amended by a writing signed by both the Company and the Optionee.

          13.  Notices.  Any  exercise  notice  or  other  notice  which  may be required or permitted  under this Agreement  shall be in writing, and shall be delivered in person or via  facsimile  transmission, overnight  courier  service or  certified  mail,  return  receipt requested, postage prepaid, properly addressed as follows:

               13.1 If such notice is to the  Company,  to the  attention of the
                    Secretary of Neurogen  Corporation,  35 Northeast Industrial
                    Road, Branford,  Connecticut 06405, or at such other address as the Company,  by notice to the Optionee,  shall designate in writing from time to time.

               13.2 If such notice is to the Optionee,  at his or her address as shown on the Company's records,  or at such other address as the Optionee,  by notice to the Company,  shall designate in writing from time to time.

          14.  Governing Law. This Agreement  shall be governed by and construed in  accordance  with the laws of the State of  Delaware,  without reference to the principles of conflict of laws thereof.

          15.  Binding Agreement;  Assignment. This Agreement shall inure to the benefit of, be binding upon,  and be  enforceable  by the Company and its successors and assigns. The Optionee shall not assign any part of this Agreement  without the prior express written consent of the Company.

          16.  Counterparts.  This  Agreement  may be  executed  in one or  more counterparts,  each of which  shall be deemed to be an  original, but all of which shall constitute one and the same instrument.

          17.  Headings. The titles and headings of the various sections of this
               Agreement  have been inserted for  convenience  of reference only and shall not be deemed to be a part of this Agreement.

          18.  Further  Assurances.  Each party  hereto shall do and perform (or shall cause to be done and  performed)  all such further acts and
               shall   execute   and   deliver   all  such   other   agreements,
               certificates,  instruments  and  documents  as any  party  hereto reasonably  may  request  in order to carry  out the  intent  and accomplish the purposes of this Agreement and the Program and the consummation of the transactions contemplated thereunder.

          19.  Severability.   The   invalidity  or   unenforceability   of  any
               provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this
               Agreement  in such  jurisdiction  or the  validity,  legality  or enforceability  of any  provision of this  Agreement in any other jurisdiction,  it being intended that all rights and  obligations of the  parties  hereunder  shall be  enforceable  to the fullest extent permitted by law.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer,  and the Optionee has hereunto set his hand, all as of the Grant Date specified above.

                                           NEUROGEN CORPORATION

                                           By:__________________________________

                                           -------------------------------------
                                                                       Optionee

                                                           Exhibits 5.1 and 23.2

                                                               November 14, 2001

Neurogen Corporation
35 Northeast Industrial Road
Branford, CT 06405

Dear Sirs:

     We refer to the  Registration  Statement  on  Form S-8  (the  "Registration
Statement") which Neurogen Corporation,  a Delaware corporation (the "Company"), proposes to file with the Securities and Exchange  Commission for the purpose of registering  under the  Securities  Act of 1933,  as amended,  24,000  shares of
Common Stock of the Company,  par value $.025 per share (the "Shares")  pursuant to the Neurogen Special Committee Stock Option Plan (the "Plan").  In connection with the foregoing  registration,  we have acted as counsel for the Company, and as such counsel,  we are familiar with the  corporate  proceedings  taken by the
Company in connection with the authorization and sale of the Shares and with the provisions of the Plan, in accordance  with which the sales of the Shares are to be made, in the form incorporated by reference as an exhibit to the Registration
Statement.

     We have examined  originals,  or copies certified to our  satisfaction,  of such  corporate  records  of the  Company,  agreements  and  other  instruments, certificates of public officials,  certificates of officers and  representatives of the Company and other  documents as we have deemed it necessary to require as a basis for the opinions  hereinafter  expressed.  In such  examination  we have assumed the  genuineness of all  signatures,  the  authenticity of all documents submitted to us as originals,  the conformity with the original documents of all documents  submitted to us as copies and the  authenticity  of the  originals of such latter documents. As to various questions of fact material to such opinions we have,  when relevant facts were not  independently  established,  relied upon certifications  by officers of the  Company  and other  appropriate  persons and statements contained in the Registration Statement.

     Based upon the foregoing,  and having regard to legal  considerations which we  deem  relevant,  we are of the  opinion  that  the  Shares  have  been  duly authorized  and,  when  certificates  representing  the  Shares  shall have been executed in facsimile by proper  officers of the Company,  authenticated  by the transfer  agent and  registrar  for the Shares,  delivered  to persons  entitled thereto  pursuant to the Plan in accordance  with the terms thereof and paid for at the prices specified in the Stock Option Agreement, the Shares will have been legally and validly issued, fully paid and nonassessable.

     We hereby  consent  to the filing of this  opinion  as  Exhibit  5.1 to the
Registration Statement.

                                         Very truly yours,

                                         /s/ Milbank, Tweed, Hadley & McCloy LLP

                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the  incorporation  by reference in this  Registration
Statement  on Form S-8 of our report  dated  February  12, 2001  relating to the
financial   statements  of  Neurogen   Corporation  which  appears  in  Neurogen
Corporation's Annual Report on Form 10-K/A for the year ended December 31, 2000.

PRICEWATERHOUSECOOPERS LLP

November 16, 2001

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8  relating  to  24,000  shares  registered  under the  Neurogen  Special
Committee  Stock  Option  Plan,  and  any and all  amendments  to the  foregoing
Registration  Statement on Form S-8,  which  amendments may make such changes in
the  Registration   Statement  on  Form S-8  as  such   attorney-in-fact   deems
appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Frank C. Carlucci
                                             -----------------------
                                               Frank C. Carlucci

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8  relating  to  24,000  shares  registered  under the  Neurogen  Special
Committee  Stock  Option  Plan,  and  any and all  amendments  to the  foregoing
Registration  Statement on Form S-8,  which  amendments may make such changes in
the  Registration   Statement  on  Form  S-8  as  such  attorney-in-fact   deems
appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/William H. Koster
                                             -----------------------
                                               William H. Koster

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8  relating  to  24,000  shares  registered  under the  Neurogen  Special
Committee  Stock  Option  Plan,  and  any and all  amendments  to the  foregoing
Registration  Statement on Form S-8,  which  amendments may make such changes in
the  Registration   Statement  on  Form  S-8  as  such  attorney-in-fact   deems
appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/John F. Tallman
                                             -----------------------
                                               John F. Tallman

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8  relating  to  24,000  shares  registered  under the  Neurogen  Special
Committee  Stock  Option  Plan,  and  any and all  amendments  to the  foregoing
Registration  Statement on Form S-8,  which  amendments may make such changes in
the  Registration   Statement  on  Form  S-8  as  such  attorney-in-fact   deems
appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Suzanne H. Woolsey
                                             -----------------------
                                               Suzanne H. Woolsey

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8  relating  to  24,000  shares  registered  under the  Neurogen  Special
Committee  Stock  Option  Plan,  and  any and all  amendments  to the  foregoing
Registration  Statement on Form S-8,  which  amendments may make such changes in
the  Registration   Statement  on  Form  S-8  as  such  attorney-in-fact   deems
appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Robert H. Roth
                                             -----------------------
                                               Robert H. Roth

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8  relating  to  24,000  shares  registered  under the  Neurogen  Special
Committee  Stock  Option  Plan,  and  any and all  amendments  to the  foregoing
Registration  Statement on Form S-8,  which  amendments may make such changes in
the  Registration   Statement  on  Form  S-8  as  such  attorney-in-fact   deems
appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Jeffrey J. Collinson
                                             -----------------------
                                               Jeffrey J. Collinson

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8  relating  to  24,000  shares  registered  under the  Neurogen  Special
Committee  Stock  Option  Plan,  and  any and all  amendments  to the  foregoing
Registration  Statement on Form S-8,  which  amendments may make such changes in
the  Registration   Statement  on  Form  S-8  as  such  attorney-in-fact   deems
appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/John Simon
                                             -----------------------
                                               John Simon

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8  relating  to  24,000  shares  registered  under the  Neurogen  Special
Committee  Stock  Option  Plan,  and  any and all  amendments  to the  foregoing
Registration  Statement on Form S-8,  which  amendments may make such changes in
the  Registration   Statement  on  Form  S-8  as  such  attorney-in-fact   deems
appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Mark Novitch
                                             -----------------------
                                               Mark Novitch

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8  relating  to  24,000  shares  registered  under the  Neurogen  Special
Committee  Stock  Option  Plan,  and  any and all  amendments  to the  foregoing
Registration  Statement on Form S-8,  which  amendments may make such changes in
the  Registration   Statement  on  Form  S-8  as  such  attorney-in-fact   deems
appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Robert N. Butler
                                             -----------------------
                                               Robert N. Butler

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8  relating  to  24,000  shares  registered  under the  Neurogen  Special
Committee  Stock  Option  Plan,  and  any and all  amendments  to the  foregoing
Registration  Statement on Form S-8,  which  amendments may make such changes in
the  Registration   Statement  on  Form  S-8  as  such  attorney-in-fact   deems
appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Barry M. Bloom
                                             -----------------------
                                               Barry M. Bloom

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8  relating  to  24,000  shares  registered  under the  Neurogen  Special
Committee  Stock  Option  Plan,  and  any and all  amendments  to the  foregoing
Registration  Statement on Form S-8,  which  amendments may make such changes in
the  Registration   Statement  on  Form  S-8  as  such  attorney-in-fact   deems
appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Julian C. Baker
                                             -----------------------
                                               Julian C. Baker

                                                                    Exhibit 24.1

                                POWER OF ATTORNEY

     KNOW ALL YE PERSONS BY THESE  PRESENCE,  that the  undersigned  does hereby make,  constitute and appoint Stephen R. Davis, his  attorney-in-fact  and agent with full  power of  substitution  and  resubstitution  for him and in his name, place and stead, in any and all capacities, to execute for him and on his behalf a Registration  Statement  pursuant the  Securities Act of 1933, as amended,  on
Form S-8  relating  to  24,000  shares  registered  under the  Neurogen  Special
Committee  Stock  Option  Plan,  and  any and all  amendments  to the  foregoing
Registration  Statement on Form S-8,  which  amendments may make such changes in
the  Registration   Statement  on  Form  S-8  as  such  attorney-in-fact   deems
appropriate,  and any other documents and instruments incidental thereto, and to file the  same,  with all  exhibits  thereto  and all  documents  in  connection therewith,  with the  Securities  and Exchange  Commission  and the NASDAQ Stock
Market,  granting unto said attorney-in-fact and agent, full power and authority to do and perform  each and every act and thing  requisite  and  necessary to be done in and about the  premises,  as fully to all  intents  and  purposes as the undersigned  might or could do in person,  hereby  ratifying and  confirming all that said  attorney-in-fact  and agent,  or his substitute or  substitutes,  may lawfully do or cause to be done by virtue hereof.

     IN WITNESS  WHEREOF,  the  undersigned  has executed this Power of Attorney this 16th day of November 2001.

                                             /s/Felix J. Baker
                                             -----------------------
                                               Felix J. Baker